UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 10, 2010

Date of Report

(Date of earliest event reported)

ZYMOGENETICS, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	000-33489	91-1144498
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1201 Eastlake Avenue East, Seattle, Washington 98102-3702

(Address of Principal Executive Offices, including Zip Code)

(206) 442-6600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2010, the Board of Directors (the “Board”) of ZymoGenetics, Inc. (“ZymoGenetics”) elected A. Bruce Montgomery, M.D. as a member of the Board.

Dr. Montgomery, age 56, has served as Senior Vice President, Respiratory Therapeutics of Gilead Sciences, Inc., a biotechnology company, since August 2006. Dr. Montgomery was the founder of Corus Pharma, Inc., a biotechnology company, and served as its Chief Executive Officer from 2001 until its acquisition by Gilead Sciences, Inc. in 2006. From 1995 to 2000, Dr. Montgomery held positions of increasing responsibility within the research and development group of PathoGenesis Corporation, a biotechnology company. From 1989 to 1993, Dr. Montgomery held positions of increasing responsibility within the research and development group of Genentech, Inc., a biotechnology company. From November 1988 to September 1989, Dr. Montgomery was Assistant Professor of Medicine at SUNY Stonybrook. From June 1986 to November 1988, Dr. Montgomery was Assistant Clinical Professor, University of California, San Francisco. Dr. Montgomery received a B.S. in Chemistry and an M.D. from the University of Washington.

For his service as a member of the Board, Dr. Montgomery will be entitled to the compensation ZymoGenetics generally provides to its non-employee directors, including an initial stock option grant to purchase 20,000 shares of common stock pursuant to the ZymoGenetics 2001 Stock Incentive Plan. The exercise price of the stock option is $6.15, which is equal to the fair market value of ZymoGenetics’ common stock on the grant date. Dr. Montgomery has no family relationships with any member of the Board or executive officer of ZymoGenetics, and there are no transactions in which Dr. Montgomery has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On March 10, 2010, ZymoGenetics received notice of the resignation from the Board of Lars Rebien Sørensen. Mr. Sørensen’s resignation was effective March 10, 2010. Mr. Sørensen’s resignation is not related to any disagreement with ZymoGenetics or its management on any matter relating ZymoGenetics’ operations, policies or practices. Pursuant to a shareholders’ agreement, effective November 10, 2000, as amended, Novo Nordisk A/S has the right to designate a nominee to succeed Mr. Sørensen and Warburg, Pincus Equity Partners L.P. and certain of its affiliates have agreed to vote their shares in favor of the nominee designated by Novo Nordisk as long as Novo Nordisk, together with its affiliates, continues to hold a certain number of shares of our common stock.

The press release announcing matters relating to the information herein is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated March 11, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYMOGENETICS, INC.

Dated: March 11, 2010	By	/s/ JAMES A. JOHNSON
James A. Johnson
Executive Vice President,
Chief Financial Officer

Exhibit Index

99.1	Press release dated March 11, 2010.